Exhibit 2.1
EXECUTION COPY
TWENTY-FIRST SUPPLEMENTAL TRUST DEED
13 OCTOBER 2006
COMMONWEALTH BANK OF AUSTRALIA
ABN 48 123 123 124
and
ASB FINANCE LIMITED,
LONDON BRANCH
as Issuers
and
ASB BANK LIMITED
as Guarantor
(in the case of Notes issued by
ASB Finance Limited, London Branch)
and
THE LAW DEBENTURE TRUST
CORPORATION p.l.c.
as Trustee
modifying and restating the modified and restated
Trust Deed dated 28 October 1992 and
relating to the U.S.$35,000,000,000
Euro Medium Term Note Programme established by
Commonwealth Bank of Australia and
ASB Finance Limited, London Branch
ALLEN & OVERY
Allen & Overy LLP

THIS TWENTY-FIRST SUPPLEMENTAL TRUST DEED is made on 13 October 2006
BETWEEN:
(1)	COMMONWEALTH BANK OF AUSTRALIA, incorporated in Australia with limited liability and subject to the Commonwealth Banks Act 1959 (as amended) of Australia, whose head office is at 48 Martin Place, Sydney, NSW 2000, Australia (“CBA”);

(2)	ASB FINANCE LIMITED, LONDON BRANCH incorporated in New Zealand with limited liability, whose registered office is at Level 28, ASB Bank Centre, 135 Albert Street, Auckland, New Zealand (“ASB Finance” and, together with CBA, the “Issuers”)

(3)	ASB BANK LIMITED, incorporated in New Zealand with limited liability, whose registered office is at Level 28, ASB Bank Centre, 135 Albert Street, Auckland, New Zealand (“ASB” or the “Guarantor”); and

(4)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents).
WHEREAS:
(A)	This Twenty-First Supplemental Trust Deed is supplemental to the Trust Deed dated 28 October 1992 as previously modified and restated (hereinafter called the “Principal Trust Deed”) made between CBA and the Trustee and relating to the U.S.$35,000,000,000 Euro Medium Term Note Programme established by CBA.

(B)	Clause 20 of the Principal Trust Deed provides that the Trustee may from time to time and at any time without any consent or sanction of the Noteholders or the Couponholders concur with CBA in making any modification to the provisions of these presents.

(C)	ASB has been replaced by ASB Finance as an Issuer under the Programme and ASB has agreed to guarantee Notes issued under the Programme by ASB Finance on and after the date hereof in the manner described herein.

(D)	CBA has requested the Trustee to concur in making modifications to the Principal Trust Deed to reflect the relevant modifications referred to in Recital (C) above.

(E)	The Trustee has agreed to concur with CBA in making the modifications to the provisions of the Principal Trust Deed hereinafter contained.
NOW THIS TWENTY-FIRST SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:
1.	SUBJECT as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith all words and expressions defined in the Principal Trust Deed shall have the same meanings in this Twenty-First Supplemental Trust Deed.

2.	SAVE:

1

(a)	in relation to all Series of Notes issued during the period prior to the Effective Date (as defined below); and

(b)	for the purpose (where necessary) of construing the provisions of this Twenty-First Supplemental Trust Deed, with effect on and from the Effective Date:
(i)	the Principal Trust Deed is modified in such manner as would result in the Principal Trust Deed as so modified being in the form set out in the Schedule hereto; and

(ii)	the provisions of the Principal Trust Deed (insofar as the same still have effect) shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed as so modified (and being in the form set out in the Schedule hereto) shall have effect.
          For these purposes, the “Effective Date” means 13 October 2006.
3.	THE provisions of the Principal Trust Deed as modified by this Twenty-First Supplemental Trust Deed shall be valid and binding obligations of each Issuer and the Guarantor.

4.	THE Principal Trust Deed shall henceforth be read and construed as one document with this Twenty-First Supplemental Trust Deed.

5.	A Memorandum of this Twenty-First Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by each Issuer on its duplicate thereof.

6.	THIS Twenty-First Supplemental Trust Deed may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Twenty-First Supplemental Trust Deed and any party may enter into this Twenty-First Supplemental Trust Deed by executing a counterpart.
IN WITNESS whereof this Twenty-First Supplemental Trust Deed has been executed by the Issuers, the Guarantor and the Trustee as a deed and delivered on the day and year first stated above.

2

SCHEDULE 1
FORM OF MODIFIED PRINCIPAL TRUST DEED
TRUST DEED
28 OCTOBER 1992
COMMONWEALTH BANK OF AUSTRALIA
ABN 48 123 123 124
and
ASB FINANCE LIMITED, LONDON BRANCH
as Issuers
and
ASB BANK LIMITED
as Guarantor
(in the case of Notes issued by
ASB Finance Limited, London Branch)
and
THE LAW DEBENTURE TRUST
CORPORATION p.l.c.
as Trustee
relating
to a U.S.$35,000,000,000
Euro Medium Term Note Programme

3

CONTENTS

Clause	Page

1. Definitions and Interpretation	1
2. Amount of the Notes; Series of Notes; Covenant to Pay Principal and Interest on the Notes; Payment Following an Event of Default; Calculation of Interest on Floating Rate Notes Following Event of Default; Issues of Further Notes; Separate Series	10
3. Form and Issue of the Notes	13
4. Stamp Duties; Covenant to Observe Provisions of Trust Deed and Schedules	14
5. Covenant to give Substitute Tax Indemnity	15
6. Incorporation of Schedules	15
7. Guarantee	15
8. Evidence of Default	17
9. Indemnification of Trustee upon Enforcement	18
10. Application of Moneys Received by Trustee; Provisions Relating to Subordinated Notes Issued by CBA; Notice of Payment; Trustee’s Power to Retain and Invest Less than 10 per cent	18
11. Payment to Noteholders and Couponholders	19
12. Production of Notes and Coupons	19
13. Authorised Investments	20
14. Covenants by the Issuers and The Guarantor	20
15. Remuneration of the Trustee	22
16. Provisions Supplemental to the Trustee Act 1925 and the Trustee ActS	23
17. Waiver, Authorisation and Determination	26
18. Trustee’s Power to Delegate	26
19. Trustee’s Right to Enter into Financial Transactions with the Issuers and the Guarantor	27
20. Modification	27
21. Appointment of New Trustee	28
22. Competence of a Majority of Trustees	28
23. Cancellation of Notes, Coupons, Talons and Receipts	28
24. Noteholders to be Treated as Holding Coupons	30
25. Substitution of Principal Debtor	30
26. Currency Indemnity	31
27. Notices	32
28. Powers of Trustee are Additional to General Law	33
29. Submission to Jurisdiction	33
30. Governing Law	33

Schedule

1. Register and Transfer of Registered Notes	34
2. Provisions Concerning Meetings of the Noteholders	36

Signatories	43

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THIS TRUST DEED is made the 28 day of October 1992 BETWEEN COMMONWEALTH BANK OF AUSTRALIA, incorporated in Australia with limited liability and subject to the Commonwealth Banks Act 1959 (as amended) of Australia, whose head office is at 48 Martin Place, Sydney, NSW 2000, Australia (hereinafter called “CBA”) of the first part, ASB FINANCE LIMITED, LONDON BRANCH incorporated in New Zealand with limited liability, whose registered office is at Level 28, ASB Bank Centre, 135 Albert Street, Auckland, New Zealand, (hereinafter called “ASB Finance” and, together with CBA, the “Issuers”) of the second part, ASB BANK LIMITED, incorporated in New Zealand with limited liability, whose registered office is at Level 28, ASB Bank Centre, 135 Albert Street, Auckland, New Zealand (hereinafter called the “Guarantor”) of the third part and THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose principal office is at Fifth Floor, 100 Wood Street, London EC2V 7EX of the fourth part.
WHEREAS:
(A)	The Issuers have authorised the establishment of a Euro Medium Term Note Programme pursuant to which the Issuers may issue and have outstanding from time to time Notes in a maximum nominal amount of U.S.$35,000,000,000 (or its equivalent in other currencies) subject to increase as provided in the Programme Agreement (the “Programme Limit”).

(B)	By a resolution of the Board of Directors of the Guarantor passed on 6 October 2006 the Guarantor has agreed to guarantee the Notes issued by ASB Finance and to enter into certain covenants as set out in this Trust Deed.

(C)	The Law Debenture Trust Corporation p.l.c. has agreed to act as trustee of these presents on the terms and subject to the conditions hereinafter contained.
NOW THIS TRUST DEED WITNESSETH AND IT IS HEREBY AGREED AND DECLARED as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	IN these presents, unless there is something in the subject or context inconsistent therewith, the expressions following shall have the meanings hereinafter mentioned (that is to say):

“Agency Agreement” means the Agency Agreement dated 28 October 1992, as amended, pursuant to which CBA appointed Deutsche Bank AG, London Branch as the Agent, Deutsche Bank Luxembourg S.A. as the Registrar, and Deutsche Bank Luxembourg S.A. and Credit Suisse as the Paying Agents and Transfer Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Agents, Registrars, Paying Agents or Transfer Agents in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have been approved in writing by the Trustee, together with any agreement for the time being in force amending, modifying or restating with the prior written approval of the Trustee any of the aforesaid agreements;

“Agent” means, in relation to all or any Series of the Notes, Deutsche Bank AG, London Branch at its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England or any successor agent in relation thereto which shall become such pursuant to the provisions of the Agency Agreement or such other agent in relation thereto as may (with the prior written approval of, and on terms previously approved in writing by, the Trustee) from time to time be appointed as such by the Issuers and (except in the case of the initial Agent) notice of whose appointment has been given to the Noteholders pursuant to Clause 14(m) in accordance with Condition 16;

“applicable Final Terms” has the meaning ascribed thereto in the Programme Agreement;

Auditors in relation to the relevant Issuer means such firm of accountants as may be nominated by the relevant Issuer or the Guarantor (as the case may be) and approved by the Trustee from time to time;

“Authorised Signatory” means (in the case of CBA) an Executive General Manager, a General Manager, an Executive Manager or other authorised officer of CBA, (in the case of ASB Finance) each officer of ASB Finance whose name has been notified to the Trustee as such and (in the case of the Guarantor) each officer of the Guarantor whose name has been notified to the Trustee;

“banking business” means the business of banking as carried on at the material time by (in the case of CBA) Australian banking institutions or (in the case of ASB) New Zealand banking institutions;

“Bearer Notes” means those of the Notes which are for the time being in bearer form;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means in relation to the Notes of any Series, the terms and conditions endorsed on, or incorporated by reference in, the Note or Notes constituting such Series, such terms and conditions being in the form or substantially in the form set out in Part 8 of the Schedule of Forms or in such other form, having regard to the terms of issue of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer, in each case as from time to time modified in accordance with the provisions of these presents;

“Coupon” means an interest coupon appertaining to a Definitive Note in bearer form (other than a Zero Coupon Note), such coupon being:
(a)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 4 A of the Schedule of Forms or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer; or

(b)	if appertaining to a Floating Rate Note, an Index Linked Interest Note, a Dual Currency Interest Note or other Note where the interest amount payable is not determinable at the time of printing of the Coupon, in the form or substantially in the form set out in Part 4 B of the Schedule of Forms or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer; or

(c)	if appertaining to a Definitive Note in bearer form which is neither a Fixed Rate Note a Floating Rate Note, an Index Linked Interest Note, nor a Dual Currency Interest Note, in such form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer, and (except in Clauses 3.1, 3.2, 3.3, 8 and 23) includes, where applicable, the Receipt(s) and/or Talon(s) appertaining thereto and any replacements for Coupons, Receipts and Talons issued pursuant to Condition 15;

“Couponholders” means the several persons who are for the time being holders of the Coupons and (except in Clauses 3.2, 3.3, 8 and 23) include, where applicable, the Receiptholders and/or Talonholders;

“Dealers” means Citigroup Global Markets Limited, Commonwealth Bank of Australia, Credit Suisse First Boston (Europe) Limited, Deutsche Bank AG, London Branch, Dresdner Bank AG London Branch, HSBC Bank plc, J.P. Morgan Securities Ltd., Lehman Brothers International

(Europe), Merrill Lynch International, Morgan Stanley & Co. International Limited, Nomura International plc, UBS Limited and any other entity which the Issuers may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the Issuers in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Programme Agreement and notice of whose termination has been given to the Agent and the Trustee by the Issuers in accordance with the provisions of the Programme Agreement and references to the relevant Dealer mean, in relation to any Tranche of Notes, the Dealer or, if more than one, all the Dealers with whom the relevant Issuer has agreed the issue of the Notes of such Tranche;

“Definitive Note” means a definitive Note issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance) and the relevant Dealer in exchange for a Global Note or part thereof, such definitive Note being in the form or substantially in the form set out, in the case of Definitive Notes in bearer form, in Part 3 of the Schedule of Forms and, in the case of Definitive Notes in registered form, in Part 7 of the Schedule of Forms in each case with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Guarantor (where the relevant Issuer is ASB Finance) the Trustee and the relevant Dealer and having (except in the case of a Zero Coupon Note or a Registered Note) Coupons attached thereto on issue;

“Directors” means, in relation to each Issuer or, as the case may be, the Guarantor, the members for the time being of the Board of Directors of that Issuer or, as the case may be, the Guarantor;

“Dual Currency Interest Note” means a Note in respect of which payments of interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer may agree, as indicated in the applicable Final Terms;

“Dual Currency Note” means a Dual Currency Interest Note and/or a Dual Currency Redemption Note, as applicable;

“Dual Currency Redemption Note” means a Note in respect of which payments of principal are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer, the Guarantor (where the relevant Issuer to ASB Finance) and the relevant Dealer may agree, as indicated in the applicable Final Terms;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means (in the case of any Notes which are not Subordinated Notes issued by CBA) any of the events set out in paragraphs (i) to (v) (both inclusive) of Condition 11(a) which in the case of the events specified in such paragraphs (ii) to (v) (both inclusive) have been certified in writing by the Trustee to be in its opinion materially prejudicial to the interests of the Noteholders as set out in that Condition and, in the case of any Subordinated Notes issued by CBA, means any of the events set out in paragraphs (i) and (ii) of Condition 11(b);

“Extraordinary Resolution” bears the meaning set out in paragraph 21 of the Schedule 2;

“Final Terms” means the final terms issued in relation to each Tranche of Notes (substantially in the form of Annexe C to the Procedures Memorandum) giving details of that Tranche and, in relation to any particular Tranche of Notes, applicable Final Terms means the Final Terms applicable to that Tranche;

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a specified date or dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance) and the relevant Dealer (as indicated in the applicable Final Terms);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable in respect of each Interest Period as the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance) and the relevant Dealer may agree (as indicated in the applicable Final Terms);

“Global Note” means a Temporary Global Note or a Permanent Global Note;

“High Interest (Premium) Note” means a Note initially offered and sold at a premium to its nominal amount and which bears interest at a rate higher than would otherwise be payable if it was issued at or about par;

“Index Linked Interest Note” means a Note in respect of which the amount in respect of interest payable is calculated by reference to an index and/or a formula as the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance) and the relevant Dealer may agree, as indicated in the applicable Final Terms;

“Index Linked Note” means an Index Linked Interest Note and/or an Index Linked Redemption Note, as applicable;

“Index Linked Redemption Note” means a Note in respect of which the amount in respect of principal payable is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer may agree, as indicated in the applicable Final Terms;

“Interest Commencement Date” means, in the case of interest bearing Notes, the date (if different from the Issue Date) specified in the applicable Final Terms from which such Notes bear interest;

“Interest Period” means, in relation to any Floating Rate Note, the number of months or other period specified as the Interest Period in the applicable Final Terms;

“Issue Date” means, in respect of any Note, the date of issue and purchase thereof pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance) and the relevant Dealer, being in the case of any Definitive Note initially represented by a Global Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note;

“Low Interest (Discount) Note” means a Note initially offered and sold at a discount to its nominal amount and which bears interest at a rate lower than would otherwise be payable if it was issued at or about par;

“Maturity Date” means, in respect of any Note, the date (if any) on which it is expressed to be redeemable;

“month” means calendar month;

“Note” means a note (whether or not a Subordinated Note) denominated in U.S. dollars, euro, Yen, Sterling, Australian dollars, New Zealand dollars, or such other currency or currencies as may be agreed between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance) and the relevant Dealer which:
(a)	has such minimum or maximum maturity (if any) as may be required from time to time by applicable laws and regulations; and

(b)	has such minimum denomination (if any) as may be required from time to time by applicable laws and regulations, and is issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance) and the relevant Dealer and which shall (except in the case of Registered Notes initially issued in definitive form) initially be represented by, and comprised in, a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for a Permanent Global Note or Definitive Notes which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes and includes any replacement for a Note issued pursuant to Condition 15;

“Noteholders” means the several persons who are for the time being holders of outstanding Notes (being, in the case of Bearer Notes, the bearers thereof and, in the case of Registered Notes, the several persons whose names are entered in the register of holders of the Registered Notes as holders thereof) save that, for so long as the Notes of any Series or any part thereof are represented by a Global Note held on behalf of Euroclear and/or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be and shall be treated by the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Trustee, the Agent, the Paying Agents, the Registrar and the Transfer Agents as the holder of such nominal amount of such Notes (and the holder of the Global Note shall not be so treated) for all purposes of these presents other than with respect to the payment of principal and/or interest on such Notes, the right to which shall be vested, as against the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Trustee, the Agent, the Paying Agents, the Registrar and the Transfer Agents, solely in the bearer of such Global Note in accordance with and subject to its terms and the provisions of these presents and the expressions “Noteholder”, “holder of Notes” and related expressions shall be construed accordingly;

“outstanding” means in relation to the Notes and/or Coupons of all or any Series all the Notes and/or Coupons (as the case may be) other than (i) those which have been redeemed in accordance with these presents, (ii) those in respect of which the final date of redemption in accordance with the Conditions has occurred and the redemption moneys wherefor (including all premium (if any) and interest payable hereunder in respect thereof) have been duly paid to the Trustee or to the Agent or the Registrar in the manner provided in the Agency Agreement and remain available for payment in respect of the relevant Notes and/or Coupons (as the case may be), (iii) those which have been purchased and cancelled as provided in Condition 6, (iv) those which have become void under Condition 10, (v) those mutilated or defaced Notes and/or Coupons which have been surrendered in exchange for replacement Notes and/or Coupons pursuant to Condition 15, (vi) (for the purpose only of ascertaining the number of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 15, (vii) any Temporary Global Note to the extent that it has been exchanged for the relative Permanent Global Note or Definitive Notes and any Permanent Global Note to the extent that it has been exchanged for the relative Definitive Notes, in each case pursuant to its provisions, (viii) those partly paid Notes which have been forfeited by the relevant Issuer in accordance with their terms of issue and (ix) those Bearer Notes which have been exchanged for Registered Notes and which have been cancelled pursuant to the provisions of these presents PROVIDED THAT for each of the following purposes, namely:
(a)	the right to attend and vote at any meeting of the Noteholders or any of them, an Extraordinary Resolution in writing as envisaged by paragraph 21 of Schedule 2 and any direction or request by the holders of the Notes of any Series;

(b)	the determination of how many Notes of any Series are for the time being outstanding for the purposes of Clause 9, Conditions 11(a) or (b), as the case may be, and 13 and paragraphs 3, 7 and 12 of Schedule 2;

(c)	any discretion, power or authority contained in these presents which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them; and

(d)	the determination by the Trustee whether any of the events mentioned in paragraphs (ii) to (v) (both inclusive) of Condition 11(a) is in its opinion materially prejudicial to the interests of the holders of the Notes of any Series or any of them;
those Notes (if any) of the relevant Series which have been purchased by the relevant Issuer, the Guarantor or any of its Subsidiaries in the ordinary course of the business of dealing in securities and are held beneficially for the relevant Issuer, the Guarantor or any of its Subsidiaries shall (unless and until ceasing to be so held) be deemed not to be outstanding;

“Paying Agents” means in relation to all or any Series of the Notes the several institutions (including, where the context permits, the Agent) at their respective specified offices (or at such other offices as may be approved by the Issuers, the Guarantor and the Trustee) named at the end of the Conditions or such other or further paying agents in relation to all or any Series of the Notes as may from time to time be appointed by the Issuers and the Guarantor with the prior written approval of the Trustee and (except in the case of the initial appointments made under the Agency Agreement) notice of whose appointment or change of specified office has been given to the Noteholders pursuant to Clause 14(m) in accordance with Condition 16;

“Permanent Global Note” means a global note in the form or substantially in the form set out in Part 2 of the Schedule of Forms with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Agent, the Trustee and the relevant Dealer, comprising Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer the Guarantor (where the relevant Issuer is ASB Finance), and the relevant Dealer and these presents in exchange for the Temporary Global Note issued in respect of Notes of the same Series;

“Programme” means the Euro Medium Term Note Programme for the issue of Notes established by, or otherwise contemplated in, the Programme Agreement;

“Programme Agreement” means the agreement of even date herewith between the Issuers, the Guarantor and the initial Dealers named therein concerning the purchase of Notes to be issued by the Issuers pursuant to the Programme as the same may be amended and/or restated from time to time;

“Receipt” means a receipt attached on issue to a Definitive Note in bearer form redeemable in instalments for the payment of the instalments of principal, such receipt being in the form or substantially in the form set out in Part 6 of the Schedule of Forms or in such other form as may be agreed between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Trustee, the Agent and the relevant Dealer and includes any replacements for Receipts issued pursuant to Condition 15;

“Receiptholders” means the several persons who are for the time being holders of the Receipts;

“redeem” shall include “repay” and vice versa and “redeemed”, “redeemable” and “redemption” and “repaid”, “repayable” and “repayment” shall be construed accordingly;

“Registered Notes” means those of the Notes which are for the time being in registered form;

“Registrar” means, in relation to all or any Series of the Notes (being, or which are exchangeable for, Registered Notes), Deutsche Bank Luxembourg S.A. at its office at 14, Boulevard F.D. Roosevelt, L 2450 Luxembourg or any successor registrar in relation thereto which shall become such pursuant to the provisions of the Agency Agreement or such other registrar in relation thereto as may (with the prior written approval of, and on terms previously approved in writing by, the Trustee) from time to time be appointed by the Issuers and the Guarantor and (except in the case of the initial Registrar) notice of whose appointment has been given to the Noteholders pursuant to Clause 14(m) in accordance with Condition 16;

“Relevant Date” has the meaning ascribed to it in Condition 9;

“Schedule of Forms” means the Schedule of Forms dated 13 October 2006 signed by or on behalf of the Issuers, the Guarantor, the Trustee, the Agent, the Paying Agents, the Registrar, the Transfer Agents and the Dealers named therein setting out the forms of Temporary Global Note, Permanent Global Note, Definitive Note in bearer form, Coupon, Talon, Receipt, Definitive Note in registered form and the Conditions, in each case as from time to time modified in accordance with the provisions of these presents or as the same may be amended and/or restated from time to time;

“Series” means each original issue of Notes together with any further issues of Notes expressed to form a single series with the original issue and the terms of which (save for the Issue Date or the Interest Commencement Date, as the case may be, the Issue Price and the amount of the first payment of interest (if any) on such further Notes, all as indicated in the applicable Final Terms) are otherwise identical (including whether or not they are listed) and shall be deemed to include (where applicable) the Temporary Global Note(s) and the Permanent Global Note(s) and the Definitive Notes of such issues and the expressions “Notes of the relevant Series and holders of Notes of the relevant Series” shall be construed accordingly;

“Subordinated Note” means a Note which provides that the right of payment of principal and interest (if any) in respect thereof is subordinated in the manner specified in Condition 3(b) or in the applicable Final Terms and includes any replacement for a Subordinated Note issued pursuant to Condition 15;

“Subsidiary” means any corporation of which the relevant Issuer directly or indirectly:
(a)	controls the composition of the board of directors; or

(b)	controls or is in a position to control more than half of the voting power; or

(c)	holds more than half of the issued share capital (excluding any part thereof which carries no right to participate beyond a specified amount in a distribution of either profits or capital);
“Talon” means a talon appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, a Definitive Note in bearer form (other than a Zero Coupon Note), such talon being in the form or substantially in the form set out in Part 5 of the Schedule of Forms or in such other form as may be agreed between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Trustee, the Agent and the relevant Dealer and includes any replacement for a Talon issued pursuant to Condition 15;

“Talonholders” means the several persons who are for the time being holders of the Talons;

Taxing Jurisdiction has the meaning ascribed to it in Condition 9;

“Temporary Global Note” means a global note in the form or substantially in the form set out in Part 1 of the Schedule of Forms with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Agent, the Trustee and the relevant Dealer comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance), and the relevant Dealer and these presents;

“Tenor” means, in respect of any Note the period from and including its Issue Date to but excluding its Maturity Date (if any) ;

“the London Stock Exchange” means the London Stock Exchange plc;

“these presents” means this Trust Deed, the Schedules, the Conditions, the Notes, the Coupons, any trust deed or other document executed in accordance with the provisions hereof and expressed to be supplemental hereto and the Schedule of Forms, all as from time to time modified in accordance with the provisions hereof;

“Tranche” means all Notes of the same Series with the same Issue Date;

“Transfer Agents” means, in relation to all or any Series of the Notes (being, or which are exchangeable for, Registered Notes), the several institutions at their respective specified offices (or such other offices as may be approved by the Issuers, the Guarantor and the Trustee) named at the end of the Conditions or such other or further transfer agents in relation to all or any Series of the Notes as may from time to time be appointed by the Issuers and the Guarantor with the prior written approval of the Trustee and (except in the case of the initial appointments made under the Agency Agreement) notice of whose appointment has been given to the Noteholders pursuant to Clause 14(m) in accordance with Condition 16;

“trust corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain to act as a custodian trustee;

“Trustee” means The Law Debenture Trust Corporation p.l.c. and all other persons or companies for the time being the trustee or trustees of these presents; and

“Zero Coupon Note” means a Note on which no interest is payable other than after the Maturity Date or accelerated maturity consequent upon an Event of Default.
1.2	In these presents words and expressions defined or given a particular meaning in the Conditions shall bear the same meanings save where such meanings would render the same inconsistent with the meanings contained in this Clause.

1.3	References in these presents to costs, charges or expenses shall, unless otherwise provided, include any value added tax or similar tax charged or chargeable in respect thereof.

1.4	References in these presents to principal and/or principal amount and/or principal moneys and/or interest in respect of the Notes shall be construed in accordance with the final paragraph of Condition 9.

1.5	All references in these presents to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such re-enactment.

1.6	References in these presents to Schedules, Clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, subclauses, paragraphs and subparagraphs of this Trust Deed and the Schedules.

1.7	Unless the context otherwise requires words or expressions contained in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain; words denoting the singular number only shall include the plural number and vice versa; words denoting the masculine gender only shall include the feminine gender; and words denoting persons only shall include corporations.

1.8	References in these presents to the purchase of Notes shall not include the purchase of Notes in the ordinary course of the business of dealing in securities.

1.9	All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include references to any additional or alternative clearing system approved by the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Agent and the Trustee.
1.10	All references in these presents to:
(a)	“U.S. dollars”, “dollars” or the sign “U.S.$” shall be construed as references to such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America;

(b)	“euro” or the sign “€” shall be construed as references to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Union, as amended;

(c)	“Yen” or the sign “¥” shall be construed as references to the lawful currency for the time being of Japan;

(d)	“pounds”, “Sterling”, “pounds sterling” or the sign “£” shall be construed as references to the lawful currency for the time being of the United Kingdom;

(e)	“Australian dollars” or the sign “A$” shall be construed as references to the lawful currency for the time being of the Commonwealth of Australia; and

(f)	“New Zealand dollars” or the sign “NZ$” shall be construed as references to the lawful currency for the time being of New Zealand.
1.11	All references in these presents to the “relevant currency” shall be construed as references to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

1.12	As used herein, in relation to any Notes which are to have a “listing” or be “listed” (i) on the London Stock Exchange, “listing” and “listed” shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market and (ii) on any other European Economic Area Stock Exchange, “listing” and “listed” shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Investment Services Directive (Directive 93/22/EEC).

1.13	The headings to Clauses and sub clauses are inserted herein for convenience only and shall not affect the construction hereof.

1.14	For the avoidance of doubt, the obligations of the Issuers under this Trust Deed shall be deemed to be several and not joint.

2.	AMOUNT OF THE NOTES; SERIES OF NOTES; COVENANT TO PAY PRINCIPAL AND INTEREST ON THE NOTES; PAYMENT FOLLOWING AN EVENT OF DEFAULT; CALCULATION OF INTEREST ON FLOATING RATE NOTES FOLLOWING EVENT OF DEFAULT; ISSUES OF FURTHER NOTES; SEPARATE SERIES
2.1	(a)	THE Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit and for the purpose of determining such aggregate nominal amount Clause 3.3 of the Programme Agreement shall apply.

	(b)	By not later than 3.00 p.m. (London time) on the second business day (being a day on which commercial banks and foreign exchange markets are open for business) in London and Sydney (if the relevant Issuer is CBA) or Auckland (if the relevant issuer is ASB Finance) preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms. Forthwith upon the issue of the relevant Global Note(s) and/or Definitive Note(s), the Notes of the Series to which it or they relate(s) shall become constituted by these presents without further formality.
(c)	(i)	Before the first issue of Notes after each update of the Programme, the Issuers will procure that legal opinions in such form and with such content as the Trustee may reasonably require from the Australian, New Zealand and English legal advisers specified in the Programme Agreement are delivered to the Trustee. In addition, the relevant Issuer will procure that the Trustee receives a copy (addressed to it) of each legal opinion delivered to each relevant Dealer pursuant to Clause 3(F)(i) of the Programme Agreement. Furthermore, on such other occasions as the Trustee so requests (on the basis that the Trustee considers that an issue of Notes is proposed to be made which falls outside the scope of each of the legal opinions from the Australian, New Zealand and English legal advisers given on the date of this Trust Deed and any legal opinions given subsequent thereto pursuant to this subparagraph (a) within 12 months prior to the proposed date of issue due to the fact that either (i) the relevant Issuer’s borrowing office for the proposed issue is outside each of the Commonwealth of Australia, New Zealand and England or (ii) the proposed issue is of a type not contemplated by the Programme Agreement and/or these presents) the relevant Issuer will procure that a further legal opinion or further legal opinions in such form and with such content as the Trustee may reasonably require from a legal adviser or legal advisers in the relevant jurisdiction or jurisdictions acceptable to the Trustee (which in the case of Australia, New Zealand and England shall be those specified in the Programme Agreement) are delivered to the Trustee. Whenever any such request as is referred to above is made with respect to any Notes to be issued, the receipt of such legal opinion or legal opinions in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

	(ii)	Except as specifically provided in subparagraph 2.1(a) above, the Trustee shall not be entitled to require legal opinions as a condition precedent to the issue of the Notes of any Series. However, the Trustee shall have the right at any time by notice in writing to the relevant Issuer (a “stop notice”) to refuse the constitution under or pursuant to these presents of all or any Notes then proposed to be issued in circumstances where in its opinion there are reasonable grounds for concern that it may be prejudicial to the interests of either the proposed holders of such Notes or the Trustee for such Notes to be issued. Each stop notice shall set out the Trustee’s grounds for concern (which shall not include matters already specifically dealt with in the then most recent legal opinion from the aforesaid Australian, New Zealand or English legal advisers (or other legal advisers who have delivered legal opinions to the Trustee pursuant to subparagraph 2.1(a) above within 12 months of such stop notice) except in the event of a subsequent material change or proposed material change in law). Following the service of a stop notice on the relevant Issuer by the Trustee no further issue of Notes shall, without the prior written consent of the Trustee, be constituted under or pursuant to these presents unless and until the Trustee shall have given a further notice in writing to the relevant Issuer that its grounds for concern set out in such stop notice no longer subsist. The Trustee shall not incur any liability to any person whatsoever (including, but not limited to, the relevant Issuer, any Dealer or any holder or prospective holder of Notes) by reason either of having issued a stop notice, regardless of whether or not its grounds for concern therein specified prove to be unfounded, or of not having issued a stop notice in circumstances where it proves to be prejudicial to the interests of the holders of any Notes for such Notes to be issued. For the avoidance of doubt, it is not intended that the Trustee should have, and it shall accordingly not have, any duty or obligation whatsoever to consider whether in its opinion there are reasonable grounds for concern that it may be prejudicial to the interests of the proposed holders of any Notes for such Notes to be issued.
2.2	As and when the Notes of any Series or any instalment of principal in respect thereof becomes due to be redeemed in accordance with the Conditions, the relevant Issuer shall unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and shall (subject to the provisions of the Conditions) until such payment is duly made (as well after as before any judgment or other order of any court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest on the paid up nominal amount outstanding from time to time of the Notes of such Series at rates calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4); Provided that:
(a)	every payment of principal or interest in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be satisfaction pro tanto of the relevant covenant by the relevant Issuer contained in this Clause and shall be deemed for the purposes of this Clause to have been paid to or to the order of the Trustee except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions;

(b)	in the case of any payment of principal made to the Trustee or the Agent after the due date or in the event of the Notes becoming due and repayable under Condition 11(a) or Condition 11(b), as the case may be, interest shall continue to accrue on the paid up nominal amount of the relevant Notes (except in the case of Zero Coupon Notes, Low Interest (Discount) Notes and High Interest (Premium) Notes to which the provisions of Conditions 5(c) and 6(f)(3) shall apply) up to and including the date on which the whole of such principal amount, together with an amount equal to the interest which has accrued up to and including that date, has been received by the Trustee or the Agent and notice to that effect has been given to the holders of such Notes in accordance with Condition 16;

(c)	in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (b) above) interest shall continue to accrue on the nominal amount of such Note in accordance with the provisions of Conditions 5(a)(1) or 5(b)(2), as appropriate,

(except in the case of Zero Coupon Notes, Low Interest (Discount) Notes and High Interest (Premium) Notes to which the provisions of Conditions 5(c) and 6(f)(3) shall apply).
2.3	At any time after an Event of Default (or any condition, event or act which, with the giving of notice and/or the lapse of time and/or the issue of a certificate, would constitute an Event of Default) shall have occurred and so long as the same continues, the Trustee may:
(a)	by notice in writing to the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Agent, the Registrar, the Paying Agents and the Transfer Agents require the Agent, the Registrar, the Paying Agents and the Transfer Agents pursuant to the Agency Agreement:
(i)	to act thereafter as Agent, Registrar, Paying Agents and Transfer Agents respectively of the Trustee mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification of the Agent, the Registrar, the Paying Agents and the Transfer Agents shall be limited to the amounts in relation to the Notes for the time being held by the Trustee on the trusts of these presents) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; or

(ii)	to deliver all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Agent, the Registrar or the relative Paying Agent or Transfer Agent is obliged by any law or regulation not so to release; and
(b)	by notice in writing to the relevant Issuer and the Guarantor (where the relevant Issuer is ASB Finance) require it to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Agent; with effect from the issue of any such notice to the relevant Issuer and the Guarantor (where the relevant Issuer is ASB Finance) and until such notice is withdrawn proviso (a) to subclause (2.2) of this Clause relating to the Notes shall cease to have effect.
2.4	If the Floating Rate Notes, Index Linked Interest Notes or Dual Currency Interest Notes of any Series become immediately due and repayable under Condition 11(a) or Condition 11(b), as the case may be, the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable in accordance with Condition 11(a) or Condition 11(b), as the case may be, (with consequential amendments as necessary) except that the rates of interest need not be published.

2.5	All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders and Couponholders shall be made in the relevant currency.

2.6	The relevant Issuer shall be at liberty from time to time without the consent of the relevant Noteholders or Couponholders to create and issue further Notes ranking pari passu in all respects (or in all respects save for the Issue Date or the Interest Commencement Date, as the case may be, the Issue Price and the amount of the first payment of interest (if any) on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

2.7	The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this

Clause and of Clauses 3 to 20 (both inclusive), 21.2 and 22 to 26 (both inclusive) and the Schedules shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedules the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders” and “Talons” and “Talonholders” shall be construed accordingly.
3.	FORM AND ISSUE OF THE NOTES

3.1	EXCEPT in the case of Registered Notes which may initially be issued in definitive form, the Notes of each Tranche will initially be represented by a Temporary Global Note. Each Temporary Global Note shall be exchangeable for a Permanent Global Note or Definitive Notes in accordance with the provisions set out therein. Each Permanent Global Note shall be exchangeable for Definitive Notes together with (where applicable and except in the case of Registered Notes and Zero Coupon Notes) Coupons, Talons and Receipts attached, all as set out in such Permanent Global Note. All Global Notes shall be prepared, completed and delivered to a common depositary for Euroclear and/or Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement and the Procedures Memorandum referred to therein or to another appropriate depositary in accordance with any other agreement between the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance) and the relevant Dealer and, in each case, the Agency Agreement.
3.2	(a)	The Temporary Global Note, the Permanent Global Note, the Definitive Notes in bearer form, the Coupons, the Talons and the Receipts shall be in bearer form and shall be issued in the forms or substantially in the forms set out in Parts 1, 2, 3, 4, 5 and 6 respectively of the Schedule of Forms, and the Definitive Notes in bearer form, the Coupons, the Talons and the Receipts shall be serially numbered and shall be security printed in accordance with any requirements from time to time of the London Stock Exchange and the Definitive Notes in bearer form shall be endorsed with the Conditions and the applicable Final Terms. Title to the Global Notes, the Definitive Notes in bearer form, the Coupons, the Talons and the Receipts shall pass by delivery.

	(b)	The Definitive Notes in registered form shall be issued in the form or substantially in the form set out in Part 7 of the Schedule of Forms, shall be serially numbered and shall be endorsed with a Form of Transfer in the form or substantially in the form also set out in Part 7 of the Schedule of Forms and with the Conditions and the applicable Final Terms. Title to the Definitive Notes in registered form shall pass upon the registration of transfers in respect thereof in accordance with the provisions of these presents and the Agency Agreement.
3.3	The Global Notes, the Definitive Notes, the Coupons, the Talons and the Receipts issued by either Issuer shall be signed manually or in facsimile by:
(a)	(if the relevant Issuer is CBA) the General Manager, Europe or the Acting General Manager, Europe of CBA in London (or, in each case, the person holding the office which at the date hereof is described by such title); or

(b)	(if the relevant Issuer is ASB Finance) by either:
(i)	both of the General Manager, Europe and the Acting General Manager, Europe of CBA in London (or, in each case, the person holding the office which at the date hereof is described by such title); or

(ii)	by either of the General Manager, Europe or the Acting General Manager, Europe of CBA in London (or, in each case, the person holding the office which at the date hereof is described by such title) together with such other persons authorised by ASB Finance to sign the Notes, and, in the case of each of the Issuers, the Global Notes and the Definitive Notes in bearer form will be authenticated by or on behalf of the Agent. Each Issuer may use the facsimile signature of any person who at the relevant date of preparation of a Global Note or printing of a Definitive Note, Coupon, Talon or Receipt was or is the General Manager, Europe or the Acting General Manager, Europe of CBA in London (or, in each case, the person holding the office which at the date hereof is described by such title) or (if the relevant Issuer is ASB Finance) such other person authorised by ASB Finance to sign the Notes even if at the time of issue of the relevant Global Note or any relevant Definitive Notes, Coupons, Talons or Receipts he may have ceased for any reason to be such and the Global Notes, the Definitive Notes, the Coupons, the Talons and the Receipts so executed and (where applicable) authenticated shall be binding and valid obligations of the relevant Issuer.
3.4	Except as ordered by a court of competent jurisdiction or as required by law, the Trustee, the Agent, the Registrar, the Paying Agents, the Transfer Agents, and the relevant Issuer, and the Guarantor (where the relevant Issuer is ASB Finance) (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Bearer Note or Coupon and the registered holder of any Registered Note as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Bearer Note or Coupon or the registered holder of any Registered Note, and (ii) for all other purposes deem and treat:
(a)	the bearer of any Definitive Note in bearer form or Coupon and the registered holder of any Definitive Note in registered form, and

(b)	each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg, or such other additional or alternative clearance system approved by the relevant Issuer, the Guarantor (where the relevant Issuer is ASB Finance) and the Trustee, as having a particular nominal amount of any Global Note credited to his securities account as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in the records of Euroclear or Clearstream, Luxembourg, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream, Luxembourg) or as to the identity of the bearer of any Definitive Note in bearer form or Coupon or the registered holder of any Definitive Note in registered form.

4.	STAMP DUTIES; COVENANT TO OBSERVE PROVISIONS OF TRUST DEED AND SCHEDULES

(a)	EACH Issuer will pay all stamp duties and other duties or taxes (if any) payable in the United Kingdom, New Zealand or the Commonwealth of Australia on the creation or issue or initial delivery of the Notes and the Coupons and the preparation, execution and delivery of these presents. If the Trustee (or any Noteholder or Couponholder where permitted under these presents so to do) shall take any proceedings in any jurisdiction to enforce the obligations of the relevant Issuer under these presents and any stamp duties or other duties or taxes become payable or necessary to be paid thereon in such jurisdiction, the relevant Issuer will pay such stamp duties or other duties or taxes (including any penalties).

(b)	Each Issuer and the Guarantor hereby covenants with the Trustee for and on behalf of itself, the Noteholders and the Couponholders that it will comply with those provisions of these presents which are expressed to be binding on it and will perform and observe the same. The Conditions shall be binding on the relevant Issuer, the Guarantor, the Trustee, the Noteholders and the Couponholders and all persons claiming through or under any of the same.

5.	COVENANT TO GIVE SUBSTITUTE TAX INDEMNITY

IF the whole, or substantially the whole, of the income or profits of the relevant Issuer shall become generally and primarily subject to taxation by any political entity of which the Commonwealth of Australia (if the relevant Issuer is CBA) or the United Kingdom or New Zealand (if the relevant Issuer is ASB Finance) forms a part or by any other territory or any political subdivision or authority of or in such territory having power to tax in place of, or in addition to, the Commonwealth of Australia (if the relevant Issuer is CBA) or the United Kingdom or New Zealand (if the relevant Issuer is ASB Finance) or any political subdivision of or authority of or in the Commonwealth of Australia (if the relevant Issuer is CBA) or the United Kingdom or New Zealand (if the relevant Issuer is ASB Finance), and the relevant Issuer is or may be required to withhold tax on or in relation to any payment of principal or interest of or on the Notes, then the relevant Issuer shall (unless the Trustee otherwise agrees) enter forthwith upon becoming aware thereof into an amendment hereto giving to the Trustee an undertaking or covenant in form and manner reasonably satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or, as the case may be, addition to, the references therein to the Commonwealth of Australia (if the relevant Issuer is CBA) or the United Kingdom or New Zealand (if the relevant Issuer is ASB Finance) or any political subdivision or any authority of or in the Commonwealth of Australia (if the relevant Issuer is CBA) or the United Kingdom or New Zealand (if the relevant Issuer is ASB Finance) having power to tax of references to that political entity or other territory or any political subdivision thereof or any authority thereof or therein having power to tax, such amendment also to modify Condition 6(b) so that such Condition shall make reference to the other territory or political subdivision thereof or authority thereof or therein having power to tax. For the purposes of this Clause the relevant Issuer shall not be taken to have become subject generally to the taxing jurisdiction of any territory or any political subdivision thereof or authority thereof or therein having power to tax by reason only that it operates in that territory or political subdivision through a permanent establishment in that territory or political subdivision.

6.	INCORPORATION OF SCHEDULES

THE provisions contained in the Schedules and the Schedule of Forms shall have full effect in the like manner as if the same had been incorporated herein.

7.	GUARANTEE AND INDEMNITY

7.1	The Guarantor hereby irrevocable and unconditionally, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of ASB Finance or any other subsidiary of the Guarantor, guarantees to the Trustee:
(a)	the due and punctual payment in accordance with the provisions of these presents of the principal of and premium (if any) and interest on the Notes and of any other amounts payable by ASB Finance under these presents; and

(b)	the due and punctual performance and observance by ASB Finance of each of the other provisions of these presents on ASB Finance part to be performed or observed.
7.2	If ASB Finance fails for any reason whatsoever punctually to pay any such principal, premium, interest or other amount, the Guarantor shall cause each and every such payment to be made on demand on a full indemnity basis as if the Guarantor instead of ASB Finance were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of ASB Finance’s obligations) to the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by ASB Finance.

7.3	If any payment received by the Trustee or any Noteholder or Couponholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of ASB Finance or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by ASB Finance and the Guarantor shall indemnify the Trustee and the Noteholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of ASB Finance and/or the Guarantor under this subclause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to ASB Finance or other persons entitled through ASB Finance.

7.4	The Guarantor hereby agrees that its obligations under this Clause shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against ASB Finance of, or of any defence or counter-claim whatsoever available to ASB Finance in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgement obtained against ASB Finance, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to ASB Finance by or on behalf of the Noteholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 17 whether or not there have been any dealings or transactions between ASB Finance, any of the Noteholders or Couponholders or the Trustee, whether or not ASB Finance has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not ASB Finance has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of ASB Finance under these presents and this guarantee shall not be discharged nor shall the liability of the Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

7.5	Without prejudice to the provisions of Clause 9 the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against ASB Finance and may from time to time make any arrangement or compromise with the Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders.

7.6	The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of ASB Finance, any right to require a proceeding first against ASB Finance, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by ASB Finance under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

7.7	If any moneys shall become payable by the Guarantor under this guarantee the Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:
(a)	in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)	in respect of any other moneys for the time being due to the Guarantor by ASB Finance, claim payment thereof or exercise any other right or remedy;
(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of ASB Finance, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of ASB Finance, any payment or distribution of assets of ASB Finance of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all amounts payable under these presents shall have been made to the Noteholders, the Couponholders and the Trustee, such payment or distribution shall be received by the Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10.

7.8	Until all amounts which may be or become payable by ASB Finance under these presents have been irrevocably paid in full, the Trustee may:
(a)	refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this guarantee, without liability to pay interest on those moneys.
          The obligations of the Guarantor under these presents constitute:
(i)	in the case of Senior Notes issued by ASB Finance, direct, unconditional and unsecured obligations of the Guarantor and will rank without any preferences or priority amongst themselves and parri passu with all other present and future unsecured and unsubordinated obligations (other than statutorily preferred creditors) of the Guarantor subject as provided in the second and third paragraphs of Condition 3(a) and in Conditions 4;

(ii)	in the case of Subordinated Notes issued by ASB Finance, as set out in the applicable Final Terms and the relevant supplemental trust deed.
8.	EVIDENCE OF DEFAULT

SHOULD the Trustee take legal proceedings or should any Noteholder, Receiptholder or Couponholder take legal proceedings when entitled under these presents so to do against the relevant Issuer and/or the Guarantor (where the relevant Issuer is ASB Finance):
(a)	proof therein that as regards any specified Note or Receipt the relevant Issuer or, as the case may be, the Guarantor has made default in paying any principal due to the relative Noteholder or Receiptholder shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer or, as the case may be, the Guarantor has made like default as regards all other Notes and Receipts which are then repayable; and

(b)	proof therein that as regards any specified Coupon (or, where applicable, Note) the relevant Issuer or, as the case may be, the Guarantor has made default in paying any interest due to the relative Couponholder or Noteholder shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer or, as the case may be, the Guarantor has made like default as regards all other Coupons which are then due and payable or Notes in relation to which such interest is then due and payable.

9.	INDEMNIFICATION OF TRUSTEE UPON ENFORCEMENT

AT any time after the Notes shall have become due and repayable (whether at maturity or following the giving of a notice that the Notes are due and repayable pursuant to Condition 11(a) or Condition 11(b), as the case may be) the Trustee may at its discretion institute such proceedings as it may think fit to enforce the obligations of the relevant Issuer and, where applicable, the Guarantor under these presents but it shall not be bound to take any such proceedings unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one fifth in nominal amount of the Notes outstanding and (ii) it shall have been indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may thereby render itself liable and all costs, charges, damages, liabilities and expenses which it may incur by so doing. No Noteholder or Couponholder shall be entitled to proceed directly against the relevant Issuer or the Guarantor (where the relevant Issuer is ASB Finance) unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

10.	APPLICATION OF MONEYS RECEIVED BY TRUSTEE; PROVISIONS RELATING TO SUBORDINATED NOTES ISSUED BY CBA; NOTICE OF PAYMENT; TRUSTEE’S POWER TO RETAIN AND INVEST LESS THAN 10 PER CENT.

10.1	SUBJECT in relation to the Subordinated Notes to the provisions of the applicable Final Terms and, in the case of Subordinated Notes issued by CBA, to subclause 10.2 below, all moneys received by the Trustee in respect of amounts repayable under these presents shall be held by the Trustee upon trust to apply the same:
(a)	FIRST in payment of all costs, charges, expenses and liabilities incurred and payments made by the Trustee under the provisions hereof and all remuneration payable to the Trustee;

(b)	SECONDLY in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Notes and all principal moneys due in respect of the Notes; and

(c)	THIRDLY in payment of the balance (if any) to the relevant Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the relevant Issuer, the Guarantor shall be dealt with as between the relevant Issuer and any other person or persons).
Without prejudice to the provisions of this Clause, if the Trustee shall hold any moneys which represent principal or interest in respect of Notes or Coupons which have become void under Condition 10, the Trustee shall (subject to payment or provision for the payment or satisfaction of the said costs, charges, expenses and liabilities and the remuneration of the Trustee) pay the same to the relevant Issuer.

10.2	In the event of the winding up of CBA, the claims of the holders of Subordinated Notes issued by CBA and the Coupons (if any) appertaining thereto shall be unsecured and subordinated. Any amounts in respect of the Subordinated Notes issued by CBA and such Coupons paid from the assets of CBA to the Trustee shall be held by the Trustee upon trust to be applied:
(a)	FIRST, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee in or about the execution of the trusts of these presents (including any unpaid remuneration of the Trustee);

(b)	SECONDLY, in payment of claims of all Other Creditors (as defined in Condition 3(b)) in the winding up of CBA to the extent that such claims are admitted to proof in the winding up of CBA (not having been satisfied out of the other resources of CBA); and

(c)	THIRDLY, as to the balance (if any) in payment pari passu and rateably of the amounts owing on or in respect of the Subordinated Notes issued by CBA and such Coupons.
10.3	The Trustee shall give not less than 14 days’ notice to the Noteholders and the Couponholders in accordance with Condition 16 of the day fixed for any payment to them under sub clause 10.1 or 10.2, as the case may be, of this Clause. Such payment shall be made in accordance with Condition 7 and any payment so made shall be a good discharge to the Trustee.

10.4	If the amount of the moneys at any time applicable under subclause 10.1 or 10.2, as the case may be, of this Clause for payment of the item “Secondly” contained therein shall be less than 10 per cent. of the amount of the Notes and/or Coupons then due and payable, the Trustee may, at its discretion, invest such moneys in some or one of the investments hereinafter authorised with power from time to time, at the like discretion, to vary such investments and such investments with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and applicable for the purpose shall amount to a sum sufficient to pay at least the above percentage amount of the Notes and/or Coupons then due and payable whereupon such accumulation and funds shall be applied in manner aforesaid.

10.5	The trust secondly mentioned in subclause 10.2 of this Clause may be performed by the Trustee paying over to the liquidator for the time being in the winding up of CBA the amounts received by the Trustee as aforesaid (less any amounts thereof applied in the implementation of the trust first mentioned in subclause 10.2 of this Clause) on terms that such liquidator shall distribute the same accordingly and the receipt of such liquidator for the same shall be a good discharge to the Trustee for the performance by it of the trust secondly mentioned in subclause 10.2 of this Clause.

10.6	The Trustee shall be entitled and it is hereby authorised to call for and to accept as conclusive evidence thereof a certificate from the liquidator for the time being of CBA as to:
(a)	the amount of the claims of the Other Creditors referred to in subclause 10.2 of this Clause; and

(b)	the persons entitled thereto and their respective entitlements.
11.	PAYMENT TO NOTEHOLDERS AND COUPONHOLDERS

ANY payment to be made in respect of the Notes and/or the Coupons by the relevant Issuer or the Trustee may be made in the manner provided in these presents and any payment so made shall be a good discharge pro tanto to the relevant Issuer or the Trustee as the case may be. Any payment of interest made in respect of a Coupon shall extinguish, to the extent of such payment, any claim which may arise directly or indirectly in respect of such interest from a Noteholder.

12.	PRODUCTION OF NOTES AND COUPONS

UPON any payment under the provisions of Clause 10 (other than payment in full against surrender of a Note or Coupon or payment in full save for deduction for, or on account of, taxes or duties as permitted by the Conditions) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee or the Registrar or the Paying Agent by or through whom such payment is made who shall enface or shall cause to be enfaced thereon a memorandum of the amount and date of payment.

13.	AUTHORISED INVESTMENTS

ANY moneys which under the trusts herein contained ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to the aforesaid or not, which may be selected by the Trustee and approved by the relevant Issuer or by placing the same on deposit with a bank (including with the Trustee or any subsidiary or holding company of the Trustee, if a bank) in the name or under the control of the Trustee as the Trustee may think fit and in such currency as the Trustee may think fit and the Trustee may at any time vary or transpose any such investments for or into other such investments and shall not be responsible for any loss occasioned thereby whether by depreciation in value or otherwise.

14.	COVENANTS BY THE ISSUERS AND THE GUARANTOR

EACH Issuer severally covenants with the Trustee that so long as any of the Notes issued by it remains outstanding and the Guarantor severally covenants with the Trustee that so long as any of the Notes issued by ASB Finance remains outstanding it shall at all times:
(a)	carry on and conduct its affairs in a proper manner;

(b)	give to the Trustee such information and evidence, and in such form, as it may reasonably require for the purpose of the discharge of the duties, trusts, powers, authorities and discretions vested in it under these presents, including give to the Trustee within seven days after demand by the Trustee therefor such information and evidence required pursuant to Condition 3((b), or by operation of law;

(c)	cause to be prepared in respect of each financial year, accounts in such form and at such time as will comply with the laws of the Commonwealth of Australia or New Zealand, as the case may be, applicable to it (including the reports thereon by the Auditors in accordance with such laws) and any undertaking to the UKLA or the London Stock Exchange by which it is from time to time bound;

(d)	keep proper books of account and, upon the Trustee certifying to it that the Trustee has reasonable grounds to suspect that an Event of Default has occurred, or is about to occur, or would occur with the giving of notice and/or the lapse of time and/or the issue of a certificate, allow the Trustee reasonable access thereto during normal business hours upon the Trustee having given reasonable notice but subject to any secrecy laws or contractual obligations entered into by that Issuer;

(e)	send to the Trustee (in addition to any copies to which it may be entitled as a holder of any of its securities) four copies in English of every balance sheet, profit and loss account, report and notice of general meeting and every document issued or sent to holders of its quoted or listed securities (including the Noteholders) and its shareholders in their capacity as such as soon as practicable after the issue or publication thereof;

(f)	forthwith give notice in writing to the Trustee of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 4 or of the occurrence of any Event of Default or any condition, event or act which with the giving of notice and/or the lapse of time and/or the issue of a certificate would constitute an Event of Default;

(g)	give to the Trustee within seven days after demand by the Trustee therefor a certificate of the relevant Issuer signed by one Authorised Signatory (in the case of CBA) or two Authorised

Signatories (in the case of ASB Finance) and two Authorised Signatories of the Guarantor (where the relevant Issuer is ASB Finance) whose name has been notified to the Trustee to the effect that as at a date not more than seven days before delivering such certificate (the “relevant date”) there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any condition, event or act which with the giving of notice and/or the lapse of time and/or the issue of a certificate would constitute an Event of Default (or if such exists or existed specifying the same);

(h)	execute all such documents and do all acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to these presents;

(i)	maintain an Agent, a Registrar, Paying Agents and Transfer Agents in accordance and in compliance with the Conditions;

(j)	procure the Agent to notify the Trustee forthwith by facsimile if it does not, on or before the due date for payment of the Notes or any of them or any of the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons, as the case may be, and it is not satisfied in its reasonable opinion that such payment will be made within one business day in London of such due date;

(k)	in the event of the unconditional payment to the Agent of any sum due in respect of the Notes or Coupons or any of them being made after notice has been given under sub clause 1(x) of this Clause forthwith give or procure to be given notice to the Noteholders in accordance with Condition 16 that such payment has been made;

(l)	use its best endeavours to maintain the listing of Notes listed on the London Stock Exchange or such other stock exchange on which they are listed or quoted and to pay all such fees and supply all such further documents, information and undertakings as may be necessary for such purpose. If any Issuer shall determine that the requirements for maintaining such listing or quotation have become or will become unduly burdensome, the relevant Issuer may cease to maintain such listing or quotation but shall use its best endeavours to obtain and maintain a listing or quotation of Notes to be listed on such other stock exchange or exchanges or securities market or markets as the relevant Issuer may (with the approval of the Trustee) decide and shall also use all reasonable endeavours to procure that there will at all times be furnished to any such stock exchange or securities market such information as such stock exchange or securities market may require to be furnished in accordance with its requirements and shall also upon obtaining a listing or quotation of Notes to be listed on such other stock exchange or exchanges or securities market or markets enter into a deed supplemental hereto to effect such consequential amendments to these presents as the Trustee may reasonably require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(m)	give or procure the giving of notice to the Noteholders in accordance with Condition 16 of any appointment, resignation or removal of any Agent, Registrar, Paying Agent or Transfer Agent (other than the appointment of the initial Agent, Registrar, Paying Agents and Transfer Agents) or change of any Agent’s, Registrar’s, Paying Agent’s or Transfer Agent’s specified office as shown on the Notes and Coupons or as previously notified to the Noteholders, after having obtained the approval of the Trustee thereto (if such approval is required by Condition 7 or the Agency Agreement), at least 30 days prior to such event taking effect PROVIDED THAT in the case of the termination of the appointment of the Agent or the Registrar no such termination shall take effect until a new Agent or Registrar has been appointed on terms approved by the Trustee (such approval not to be unreasonably withheld);

(n)	ensure that every notice given to the Noteholders is in a form approved by the Trustee and promptly give to the Trustee four copies of every such notice as and when the same is given to the Noteholders; and

(o)	comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agent, the Registrar, the Paying Agents and the Transfer Agents comply with and perform all their respective obligations thereunder and not make any amendment or modification to such Agreement without the prior written approval of the Trustee (such approval not to be unreasonably withheld).
15.	REMUNERATION OF THE TRUSTEE

15.1	THE Issuers shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate and on such dates as may from time to time be agreed between the Issuers and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders and the Couponholders) down to the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee PROVIDED THAT, if upon due presentation of any Note or Coupon or any cheque in respect of principal or interest, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

15.2	In the event of the Trustee giving a notice under Condition 11(a) or Condition 11(b), as the case may be, or considering it expedient or necessary or being requested by any Issuer or the Guarantor (where the relevant Issuer is ASB Finance) to undertake duties which the Trustee and the relevant Issuer or the Guarantor (where the relevant Issuer is ASB Finance) agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the relevant Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

15.3	The Issuers shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4	In the event of the Trustee and the Issuers or the relevant Issuer, as the case may be, failing to agree:
(a)	(in a case to which Clause 15.1 applies) upon the amount of the remuneration; or

(b)	(in a case to which Clause 15.2 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuers or the relevant Issuer, as the case may be, or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person or other financial institution being shared equally by the Issuers or the relevant Issuer, as the case may be, and the Trustee) and the determination of any such person or other financial institution shall be final and binding upon the Trustee and the Issuers or the relevant Issuer, as the case may be.

15.5	The Issuers shall also pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp and other taxes or duties paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against any Issuer for enforcing any obligation under these presents.

15.6	All costs, charges, liabilities and expenses reasonably incurred and payments made by the Trustee in the lawful exercise of the powers conferred upon it by these presents and all remuneration payable to the Trustee shall be payable by the Issuers in Sterling within 15 days after written demand and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within 15 days after such demand and the Trustee so requires) carry interest at a rate per annum equal to two per cent. above the Base Rate for the time being in force of National Westminster Bank PLC from the date of the same being demanded, and in all other cases shall carry interest at such rate from the date 15 days after the date of the same being demanded.

15.7	The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any costs, charges, expenses or liabilities properly incurred under these presents have been incurred.

16.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:
(a)	The Trustee may in relation to these presents act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert and shall not be responsible for any loss occasioned by so acting;

(b)	Any such opinion, advice or information may be sent or obtained by letter, telegram, cablegram or facsimile and the Trustee shall not be liable for acting on any opinion, advice or information purporting to be conveyed by any such letter, telegram, cablegram or facsimile although the same shall contain some error or shall not be authentic;

(c)	The Trustee shall not be bound to give notice to any person of the execution hereof or to take any steps to ascertain whether there has occurred any Event of Default or any condition, event or act which with the giving of notice and/or the lapse of time and/or the issue of a certificate would constitute an Event of Default and, until it shall have actual knowledge or shall have express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or condition, event or act has occurred and that each Issuer is performing all its obligations contained in these presents;

(d)	The Trustee shall not be responsible for having acted upon any resolution purporting to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed even though it may subsequently be found that there was some defect in the constitution of such meeting or the passing of such resolution or that for any reason such resolution was not valid or binding upon the Noteholders or the Couponholders;

(e)	The Trustee shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any dealing, transaction, step or thing a certificate signed by two Authorised Signatories (in the case of CBA) or two Authorised Signatories (in the case of ASB Finance or the Guarantor) as to any fact or matter upon which the Trustee may, in the exercise of any of its duties, powers, authorities and discretions under these presents, require to be satisfied or to have information to the effect that, in the opinion of the persons so certifying, any particular dealing, transaction, step or thing is expedient and the Trustee shall not be bound in any such case to call for further evidence and shall not be responsible for any loss that may be occasioned by acting on any such certificate;
(f)	The Trustee shall be at liberty to take these presents (and any documents relating to these presents) into, or to hold these presents (and any such documents) in, or to deposit these presents (and any such documents) with any proper person in, the United Kingdom (or, as the Trustee may consider necessary or desirable in the interests of the Noteholders, but not otherwise, any other part of the world other than, except for the purposes of enforcement of the obligations of the Issuers under these presents, (in the case of CBA) the Commonwealth of Australia or (in the case of ASB Finance or the Guarantor) New Zealand) and the Trustee shall not be responsible for or be required to insure against any loss incurred in connection with any such taking, holding or deposit and may pay all sums required to be paid on account of or in respect of any such taking, holding or deposit. In this sub clause “proper person” means any bank or person whose business includes undertaking the safe custody of deeds or documents or any lawyer or firm of lawyers;

(g)	The Trustee shall, as regards all the powers, trusts, authorities and discretions vested in it by these presents or by operation of law, have absolute and uncontrolled discretion as to the exercise or non exercise thereof and shall not be responsible for any loss, costs, damages, expenses or inconvenience which may result from the exercise or non exercise thereof;

(h)	The Trustee may, in the conduct of the trust business, instead of acting personally, employ and pay an agent, whether being a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and any trustee being a lawyer, banker, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or any partner of his or by his firm in connection with the trusts hereof and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with these presents including matters which might or should have been attended to in person by a trustee not being a lawyer, banker, broker or other professional person. The Trustee shall not be responsible for any misconduct on the part of any such person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

(i)	The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents and the Trustee shall not be responsible for any liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;

(j)	The Trustee shall not be liable to any Issuer or the Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic;

(k)	The Trustee as between itself and the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of these presents and every such determination made bona fide shall be conclusive and binding on the Trustee, the Noteholders and the Couponholders;

(l)	Any consent or approval granted by the Trustee pursuant to these presents may be granted upon such terms and subject to such conditions (if any) as the Trustee may in its absolute discretion determine Provided always that where any consent or approval is not to be unreasonably withheld any such terms and conditions shall be reasonable;

(m)	Unless ordered so to do by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Noteholder or Couponholder any information made available to the Trustee by any Issuer or the Guarantor in connection with the trusts hereof or any confidential or other information relating to any Issuer or its Subsidiaries or the Guarantor in connection with the trusts hereof and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information;

(n)	The Trustee shall not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of the Notes or for the exchange of any Temporary Global Note for the relative Permanent Global Note or Definitive Notes or for the exchange of a Permanent Global Note for the relative Definitive Notes or for the delivery of the relative Definitive Notes to the persons entitled thereto;

(o)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents, the Programme Agreement or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be reasonably determined by the Trustee to be appropriate and any rate, method and date so determined shall (save in the case of manifest error) be binding on the Issuers, the Guarantor, the Noteholders and the Couponholders;

(p)	The Trustee may certify whether or not the happening of any of the events set out in paragraphs (ii) to (v) (both inclusive) of Condition 11(a) is, in its opinion, materially prejudicial to the interests of the Noteholders and such certificate shall (except in the case of manifest error) be conclusive and binding upon the relevant Issuer, the Guarantor, the Noteholders and the Couponholders;

(q)	In circumstances where subparagraph (B) of the proviso to Condition 11(b)(i) has been applied, the Trustee may at any time and from time to time by notice in writing to CBA require CBA to take such action (including but not limited to proceedings for a declaration by a relevant court) as the Trustee in its absolute discretion considers appropriate to resolve the doubt, in which event CBA shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom which resolution it shall promptly notify to the Trustee in writing. If such resolution determines that the relevant payment can be made without infringing any applicable law, regulation or order then the said subparagraph (B) shall forthwith cease to apply and the relative grace period provided for in Condition 11(b)(i) shall expire 15 days after service by CBA on the Trustee of notice informing it of such resolution as aforesaid. If so required by the Trustee CBA shall as promptly as practicable after such resolution give a notice with regard thereto in accordance with Condition 16 in a form previously approved by the Trustee;

(r)	The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of the Notes represented by a Global Note standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount of the Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic;

(s)	In connection with the exercise by it of any of the powers, trusts or discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution) vested in it by these presents, the Trustee shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the relevant Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 9 and/or any undertaking given in addition to, or in substitution for, Condition 9 pursuant to these presents; and

(t)	Provided nevertheless that nothing in these presents contained shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee (having regard to the provisions of these presents conferring on the Trustee any powers, authorities or discretions) relieve the Trustee of or require any Issuer to indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties hereunder.
17.	WAIVER, AUTHORISATION AND DETERMINATION

THE Trustee may, without prejudice to its rights in respect of any subsequent breach, Event of Default or condition, event or act from time to time and at any time, without the consent or sanction of the Noteholders or the Couponholders, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, waive or authorise, on such terms and conditions as to it shall seem fit and proper, any breach or continuing or proposed breach of any of the covenants or provisions contained in these presents or determine that any Event of Default or any condition, event or act which with the giving of notice and/or the lapse of time and/or the issue of a certificate would be an Event of Default but for such determination shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any request or express direction given by Extraordinary Resolution or under Condition 11(a) or Condition 11(b), as the case may be, but so that no such request or direction shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and if, but only if, the Trustee shall so require, shall be notified to the Noteholders in accordance with Condition 16 as soon as practicable thereafter.

18.	TRUSTEE’S POWER TO DELEGATE

THE Trustee may, whenever it thinks it expedient in the interests of the Noteholders, delegate to any person or fluctuating body of persons all or any of the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents other than the giving of a certificate that any of the events mentioned in paragraphs (ii) to (v) (both inclusive) of Condition 11(a) is materially prejudicial to the interests of the Noteholders and any such delegation may be by power of attorney or in such other manner as the Trustee may think fit and may be made upon such terms and subject to such conditions (including power to sub-delegate) and subject to such regulations as the Trustee may in the interests of the Noteholders think fit. The Trustee shall not be bound to supervise the proceedings or be responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall, within a reasonable time of any such delegation or any renewal, extension or termination thereof, give notice thereof to the Issuers and the Guarantor.

19.	TRUSTEE’S RIGHT TO ENTER INTO FINANCIAL TRANSACTIONS WITH THE ISSUERS AND THE GUARANTOR

NO trustee or subsidiary or holding company of any corporation acting as a trustee under these presents or director or officer of such Trustee or any such company shall by reason of its or his fiduciary position be in any way precluded from entering into or being interested in any contract or financial or other transactions or arrangements with any Issuer or, as the case may be, the Guarantor or any person or body corporate associated with any Issuer or, as the case may be, the Guarantor including without prejudice to the generality of this provision any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to, or the purchase, placing or underwriting of, or subscribing or procuring subscriptions for, or otherwise acquiring, holding or dealing with or disposing of all or some of the Notes or any other notes, stocks, shares, debenture stock, debentures, bonds or other securities of any Issuer or, as the case may be, the Guarantor or any person or body corporate associated as aforesaid (with or without commission or other remuneration) or from accepting or holding the trusteeship of any other trust deed constituting or securing, or relating to, any other securities issued by, or relating to, any Issuer or, as the case may be the Guarantor or any such person or body corporate so associated or any other office of profit under any Issuer or, as the case may be, the Guarantor or any such person or body corporate so associated and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received thereby or in connection therewith.

20.	MODIFICATION

THE Trustee may from time to time and at any time without any consent or sanction of the Noteholders or the Couponholders concur with the Issuers or the relevant Issuer or the Guarantor, as the case may be, in making any modification to the provisions of these presents (provided that such modification, unless falling within (i) or (ii) hereof, does not concern any of the matters the subject of the proviso to paragraph 19 of Schedule 2 and provided, further, that where the Notes are Subordinated Notes issued by CBA, the Trustee may only concur in any such modification which affects the subordination or stated maturity of the Notes (being a modification of Condition 3(b), 6(b), 6(c), 6(d), 6(i) or 11(b)) if the prior consent of the Australian Prudential Regulation Authority has been obtained) if in the opinion of the Trustee such modification:
(a)	is of a formal, minor or technical nature; or

(b)	is made to correct a manifest error; or

(c)	is not materially prejudicial to the interests of the Noteholders.

Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, shall be notified to the Noteholders in accordance with Condition 16 as soon as practicable thereafter.

21.	APPOINTMENT OF NEW TRUSTEE

21.1	THE power to appoint a new trustee or new trustees of these presents shall be vested in CBA but a person proposed to be appointed must in the first place be approved by an Extraordinary Resolution. A trust corporation may be sole trustee of these presents but save as aforesaid there shall always be at least two trustees and one of such trustees shall be a trust corporation. The Noteholders shall have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being of these presents. Any trustee of these presents may retire at any time on giving not less than three months’ prior written notice to CBA without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of a trustee shall not become effective unless there remains a trustee of these presents (being a trust corporation) in office after such retirement.

21.2	At any time or times, (i) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed, or (ii) if the Trustee considers it to be in the interests of Noteholders, or (iii) for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of these presents against any Issuer or the Guarantor, the Trustee shall have power by notice in writing to the Issuers and the Guarantor to appoint any person either to act as separate trustee or as co trustee jointly with the Trustee, with (subject to the provisions of these presents) such rights (including reasonable remuneration), powers, duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any person so appointed. At the request of the Trustee the Issuers and the Guarantor shall execute all such documents and do all such things as may be required to perfect such appointment or removal. Any such separate trustee or co-trustee shall be entitled to exercise all such trusts, powers, authorities and discretions and shall be entitled to the benefit of all such rights and protections but shall not be entitled to exercise any greater trusts, powers, authorities and discretions than, or to do anything which could not have been done by, the Trustee pursuant to these presents. Before appointing such person to act as such a separate trustee or co trustee the Trustee shall, if circumstances so permit, consult the Issuers, the Guarantor and any person so appointed shall not be a person to whose appointment the Issuers or the Guarantor might reasonably object by reason of any conflict of interest, other disability or other important reason and a determination given by the Trustee (after consulting its legal adviser in the appropriate jurisdiction) that in its opinion there is no such conflict of interest or other disability or other important reason in relation to any such person shall be conclusive and binding upon the Issuers and the Guarantor.

22.	COMPETENCE OF A MAJORITY OF TRUSTEES

WHENEVER there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents Provided always that a trust corporation is included in such majority.

23.	CANCELLATION OF NOTES, COUPONS, TALONS AND RECEIPTS

23.1	THE relevant Issuer shall procure that all Notes (i) redeemed or (ii) purchased by or on behalf of the relevant Issuer (otherwise than in the ordinary course of the business of dealing in securities) or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 15 or (iv) exchanged as provided in these presents (together in each case (but subject as provided in Clause 17(C) of the Agency Agreement) with all unmatured Coupons, Talons and Receipts attached thereto or delivered therewith) and all Receipts and Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 15 and all Talons exchanged in accordance with the Conditions for further Coupons shall forthwith be cancelled by or on behalf of the relevant Issuer and a certificate stating:
(a)	the aggregate nominal amount of Notes or Receipts which have been redeemed and the aggregate amount paid in respect thereof and the aggregate amounts in respect of Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form, Receipts and Talons;

(c)	the total number by maturity date of such Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes and/or on Registered Notes;

(e)	the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the relevant Issuer and cancelled and the serial numbers of such Notes in definitive form, Receipts and Talons and the total number by maturity date of the Coupons attached thereto or surrendered therewith;

(f)	the aggregate nominal amounts of Notes or Receipts, the number of Talons and, in the case of a Series of Fixed Rate Notes only, the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form, Receipts and Talons and the total number by maturity date of such Coupons;

(g)	in the case of a Series of Fixed Rate Notes, the total number by maturity date of unmatured Coupons missing from Definitive Notes in bearer form which have been redeemed or exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form to which such missing unmatured Coupons appertained; and

(h)	the total number by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the relevant Issuer as soon as possible and in any event within three months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the Talons respectively and of cancellation of the relative Notes, Coupons, Talons and Receipts. All records and certificates made or given pursuant to this sub clause (A) shall make a distinction between Notes of different denominations and between Bearer Notes and Registered Notes of the same Series.

23.2	The relevant Issuer shall procure that (i) the Agent shall keep a full and complete record of all Notes, Coupons, Talons and Receipts (other than serial numbers of Coupons) and of their redemption, purchase by or on behalf of the relevant Issuer (other than purchases in the ordinary course of the business of dealing in securities), cancellation, payment or exchange (as the case may be) and of all replacements for Notes, Coupons, Talons or Receipts issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Coupons, Talons or Receipts (ii) the Agent shall in respect of the Coupons and Talons of each maturity retain until the expiry of five years from the Relevant Date in respect of such Coupons or Talons either all paid Coupons and exchanged Talons of that maturity or a list of the total number of Coupons and Talons of that maturity still remaining unpaid or unexchanged and (iii) such records and Coupons or Talons (if any) shall be made available to the Trustee at all reasonable times. For the purposes of this sub clause (B) the Relevant Date in respect of a Talon means the Relevant Date of the last Coupon of the Coupon sheet for which such Talon could be exchanged.

24.	NOTEHOLDERS TO BE TREATED AS HOLDING COUPONS

WHENEVER in these presents the Trustee is required or entitled to exercise a duty, power, authority or discretion by reference to the interests of the Noteholders, the Trustee shall assume that each holder of a Bearer Note in definitive form is the holder of all Coupons appertaining to each Bearer Note in definitive form of which he is the holder. Neither the Trustee nor any Issuer nor the Guarantor shall be required to give notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of the Bearer Notes in definitive form in accordance with Condition 16.

25.	SUBSTITUTION OF PRINCIPAL DEBTOR

THE Trustee may, without the consent or sanction of the Noteholders or the Couponholders, agree to the substitution in place of any Issuer as the principal debtor under these presents of the Guarantor or any other corporation (hereinafter in this Clause referred to as the “Substituted Company”) PROVIDED THAT:
(a)	an undertaking is given by the Substituted Company to the Trustee in a form satisfactory to the Trustee to be bound by the terms of these presents (with any consequential amendments which may be appropriate) as fully as if the Substituted Company had been a party to these presents and named in these presents as the principal debtor in respect of the Notes in place of the relevant Issuer;

(b)	if required by the Trustee, there is given to the Trustee an irrevocable and unconditional guarantee or guarantees by such person or persons and in such form or forms as are satisfactory to the Trustee, of the payment of all moneys payable by the Substituted Company as such principal debtor provided that where the Notes are Subordinated Notes issued by CBA the obligations under such guarantee shall be subordinated on a basis equivalent to that in respect of the Notes;

(c)	(without prejudice to the generality of paragraphs (i) and (ii) of this Clause) where the Substituted Company is incorporated, domiciled or resident in a territory other than the Commonwealth of Australia, (if the relevant Issuer is CBA) or the United Kingdom or New Zealand (if the relevant Issuer is ASB Finance) an undertaking or covenant shall, if the Trustee so requires, be given in terms corresponding to the provisions of Condition 9 with the addition to or substitution for the references to the Commonwealth of Australia (if the Issuer is CBA) or the United Kingdom or New Zealand (if the Issuer is ASB Finance) or any political sub-division thereof or authority thereof or therein having power to tax of references to that other territory or any political sub-division thereof or any authority thereof or therein having power to tax in which the Substituted Company is incorporated, domiciled or resident and Condition 6(b) shall be modified so that references to such latter territory are added to or substituted for (as the case may be) the Commonwealth of Australia (if the relevant Issuer is CBA) or the United Kingdom or New Zealand (if the relevant Issuer is ASB Finance);

(d)	if a Director of the Substituted Company certifies that the Substituted Company will be solvent immediately after the time at which the said substitution is to be effected, the Trustee shall not have regard to the financial condition, profits or prospects of the Substituted Company or compare the same with those of the relevant Issuer;

(e)	the Trustee shall be satisfied that (a) all necessary governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Company of liability as principal debtor in respect of, and of its obligations under, these presents and for the giving of the guarantee or guarantees aforesaid have been obtained and (b) such approvals and consents are at the time of substitution in full force and effect; and

(f)	the relevant Issuer and the Substituted Company shall execute such other deeds, documents and instruments (if any) as the Trustee may require in order that such substitution is fully effective and (unless the Substituted Company is the Guarantor) the guarantee contained in Clause 7 is fully effective in relation to obligations of the Substituted Company and comply with such other reasonable requirements in the interests of the Noteholders and the Couponholders as the Trustee may direct.
Upon the execution of such documents and compliance with such requirements the Substituted Company shall be deemed thenceforth to be named in these presents in place of the relevant Issuer, and these presents shall thereupon be deemed to be amended in such manner as shall be necessary to give effect thereto. Agreement by the Trustee to such substitution shall operate to release the relevant Issuer from all of its obligations as principal debtor under these presents but without prejudice to any obligations under any guarantee as aforesaid. Not later than 14 days after the execution of any such undertaking and guarantee and such other deeds, documents and instruments as aforesaid and compliance with the said requirements of the Trustee the Substituted Company shall, unless the Trustee agrees otherwise, give notice thereof to the Noteholders in accordance with Condition 16.

26.	CURRENCY INDEMNITY

26.1	IF a judgment or order is rendered by a court of any particular jurisdiction for the payment of any amounts owing to the Trustee or the Noteholders or the Couponholders under these presents or under a judgment or order of a court of any other jurisdiction in respect thereof or for the payment of damages in respect of either thereof and any such judgment or order is expressed in a currency (in this Clause referred to as the “Judgment Currency”) other than that in which the Notes are denominated and payable or payable (in this Clause referred to as the “Relevant Currency”) and the Trustee or the Noteholders or the Couponholders do not have an option to have such judgment or order of such court to be expressed in the Relevant Currency, CBA shall indemnify or, as the case may be, ASB Finance and the Guarantor shall severally indemnify and hold the Trustee and the Noteholders and the Couponholders harmless against any deficiency arising or resulting from any variation in rates of exchange between the Judgment Currency and the Relevant Currency occurring between (i) the date on which any amount expressed in the Relevant Currency is converted, for the purposes of making or filing any claim resulting in any such judgment or order, into an equivalent amount in the Judgment Currency or, if such conversion is made by the court for the purpose of making such judgment, the date of such conversion, and (ii) the date or dates of payment of such amount (or part thereof) or of discharge of such first-mentioned judgment or order (or part thereof), as appropriate.

26.2	The indemnity in sub clause (A) of this Clause shall constitute an obligation of the Issuers or the Guarantor separate and independent from its other obligations under these presents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof or proofs in the liquidation of the Issuers or the Guarantor for a liquidated sum or sums in respect of amounts due under these presents or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Trustee, the Noteholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuers or the Guarantor or their respective liquidators.

26.3	If by reason of any judgment as is referred to in sub clause (A) of this Clause the amount receivable by the Trustee, the Noteholders or the Couponholders if converted on the date of payment into the Relevant Currency would yield a sum in excess of that due (expressed in the Relevant Currency), the Trustee shall hold such excess to the order of the Issuers or, as the case may be, the Guarantor or other person making payment.

27.	NOTICES

ANY notice, demand or other communication to any Issuer, the Guarantor or the Trustee required to be given, made or served for any purpose under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile or by delivering it by hand as follows:

to the Issuers at:

Commonwealth Bank of Australia
Level 6
48 Martin Place
Sydney
NSW 2000
Australia

Attention:	General Manager, Group Funding
Facsimile No:	612 9231 4214

ASB Finance Limited, London Branch
Senator House
85 Queen Victoria Street
London EC4V 4HA

Attention:	Dealing Desk

Facsimile No:	+44 (0)20 710 3556

ASB Bank Limited
Level 28
ASB Bank Centre
135 Albert Street
Auckland
New Zealand

Attention:	The Treasurer
Facsimile No:	649 302 0992

to the Trustee at:
Fifth Floor
100 Wood Street
London EC2V 7EX

Attention:	The Manager, Commercial Trusts
Facsimile No:	020 7606 0643
or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other party hereto and any notice, demand or other communication sent by post as aforesaid shall be deemed to have been given, made or served three days, in the case of inland post, or ten days, in the case of overseas post, after despatch and any notice, demand or other communication sent by facsimile as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice, demand or other communication sent by facsimile, such notice shall forthwith be confirmed by post and provided that failure of the addressee to receive such confirmation shall not invalidate the relevant notice, demand or other communication sent by.
28.	POWERS OF TRUSTEE ARE ADDITIONAL TO GENERAL LAW

THE powers conferred by these presents upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes.

29.	SUBMISSION TO JURISDICTION

THE courts of each of England and (in the case of any action involving CBA) the Commonwealth of Australia or (in the case of any action involving ASB Finance) New Zealand are to have jurisdiction to settle any disputes which may arise out of or in connection with these presents and accordingly any legal action or proceedings arising out of or in connection with these presents (“Proceedings”) may be brought in such courts. Each Issuer and the Guarantor agrees that the process by which any suit, action or proceedings in England is begun may be served on it by being delivered to ASB Finance Limited, London Branch being at the date hereof at Senator House, 85 Queen Victoria Street, London EC4V 4HAIf for any reason such process agent ceases to be able to act as such or no longer has an address in England each Issuer irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

30.	GOVERNING LAW

THESE presents are governed by, and shall be construed in accordance with, English law.
IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuers, the Guarantor and the Trustee in London the day and year first above written.

SCHEDULE 1
REGISTER AND TRANSFER OF REGISTERED NOTES
1.	Each Issuer shall at all times ensure that the Registrar maintains in Luxembourg, or at such other place as the Trustee may agree, a register showing the nominal amount of the Registered Notes from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of the Registered Notes. The Trustee and the holders of the Registered Notes or any of them and any person authorised by it or any of them may at all reasonable times during office hours inspect the register and take copies of or extracts from it. The register may be closed by the relevant Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may think fit.

2.	Each Registered Note shall have an identifying serial number which shall be entered on the register.

3.	The Registered Notes are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. In each case the signature(s) must be guaranteed by a commercial bank.

4.	The Registered Notes to be transferred must be delivered for registration to the specified office of any Transfer Agent with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and such other evidence as the relevant Issuer may reasonably require to prove the title of the transferor or his right to transfer the Registered Notes and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5.	The executors or administrators of a deceased holder of Registered Notes (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the relevant Issuer as having any title to such Registered Notes.

6.	Any person becoming entitled to Registered Notes in consequence of the death or bankruptcy of the holder of such Registered Notes may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the relevant Issuer shall require be registered himself as the holder of such Registered Notes or, subject to the preceding paragraphs as to transfer, may transfer such Registered Notes. The relevant Issuer shall be at liberty to retain any amount payable upon the Registered Notes to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Registered Notes.

7.	Unless otherwise requested by him and agreed by the relevant Issuer, the holder of Registered Notes of any Series shall be entitled to receive only one Registered Note in respect of his entire holding of such Series.

8.	The joint holders of Registered Notes of any Series shall be entitled to one Registered Note only in respect of their joint holding of such Series which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Registered Notes in respect of such joint holding.

9.	Where a holder of Registered Notes has transferred part only of his holding there shall be delivered to him without charge a Registered Note in respect of the balance of such holding.

10.	Subject as provided in the last sentence of this paragraph 10, the relevant Issuer shall make no charge to the Noteholders for the registration of any holding of Registered Notes or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of any Transfer Agent or by post to the address specified by the Noteholder. If any Noteholder entitled to receive a Registered Note wishes to have the same delivered to him otherwise than at the specified office of any Transfer Agent, such delivery shall be made, upon his written request to the relevant Transfer Agent, at his risk and (except where sent by regular mail to the address specified by the Noteholder) at his expense. The relevant Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to any such registration.

11.	The holder of a Registered Note may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Registered Note notwithstanding any notice any person may have of the right, title, interest or claim of any other person thereto. The relevant Issuer and the Trustee shall not be bound to see to the execution of any trust to which any Registered Note may be subject and no notice of any trust shall be entered on the register. The holder of a Registered Note will be recognised by the relevant Issuer as entitled to his Registered Note free from any equity, set off or counterclaim on the part of the relevant Issuer against the original or any intermediate holder of such Registered Note.

SCHEDULE 2
PROVISIONS CONCERNING MEETINGS OF THE NOTEHOLDERS
1.	1.1	As used in this Schedule, the following expressions shall have the following meanings unless the context otherwise requires:
(a)	“voting certificate” shall mean a certificate in the English language issued by a Paying Agent and dated, in which it is stated:
(i)	that on the date thereof Bearer Notes (whether in definitive form or represented by a Global Note and not being Bearer Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent (or to its order at a bank or depositary approved by the Trustee) and that the Bearer Notes will not be released until the first to occur of:
(A)	the conclusion of the meeting specified in such certificate or any adjourned such meeting; and

(B)	the surrender of the certificate to the Paying Agent which issued the same; and
(ii)	that the bearer thereof is entitled to attend and vote at such meeting or any adjourned such meeting in respect of the Bearer Notes represented by such certificate;
(b)	“block voting instruction” shall mean a document in the English language issued by a Paying Agent and dated, in which:
(i)	it is certified that Bearer Notes (whether in definitive form or represented by a Global Note and not being Bearer Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjourned such meeting) have been deposited with such Paying Agent (or to its order at a bank or depositary approved by the Trustee) and that no such Bearer Notes will be released until the first to occur of:
(A)	the conclusion of the meeting specified in such document or any adjourned such meeting; and

(B)	the surrender, not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened, of the receipt for each such deposited Bearer Note which is to be released to the Paying Agent which issued such receipt, coupled with notice thereof being given by such Paying Agent to the relevant Issuer;
(ii)	it is certified that each depositor of such Bearer Notes or a duly authorised agent on his or its behalf has instructed such Paying Agent that the vote(s) attributable to his or its Bearer Notes so deposited should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are, during the period commencing 48 hours prior to the time for which such meeting or adjourned meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor subject to amendment;

(iii)	the total number, amount and (in the case only of Definitive Notes in bearer form and if available) the serial numbers of the Bearer Notes so deposited are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(iv)	one or more persons named in such document (hereinafter called “proxies”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer Notes so listed in accordance with the instructions referred to in (iii) above as set out in such document.
1.2	(a)	A holder of Registered Notes (whether in definitive form or represented by a Global Note) may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of a Paying Agent not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

	(b)	Any holder of Registered Notes which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a “representative”) in connection with any meeting of the Noteholders and any adjourned such meeting.

	(c)	Any proxy appointed pursuant to subparagraph (a) above or representative appointed pursuant to subparagraph (b) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Registered Notes to which such appointment relates and the registered holder of the Registered Notes shall be deemed for such purposes not to be the holder.
2.	Voting certificates and block voting instructions shall be valid for so long as the relevant Bearer Notes shall not be released pursuant to paragraph 1 hereof and during the validity thereof the holder of any such voting certificate or (as the case may be) the proxies named in any such block voting instruction shall, for all purposes in connection with any meeting of holders of Bearer Notes, be deemed to be the holder of the Bearer Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which (or to the order of which) such Bearer Notes have been deposited shall nevertheless be deemed for such purposes not to be the holder of those Bearer Notes.

3.	The Trustee or the relevant Issuer at any time may, and the Trustee (subject to its being indemnified and/or secured to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of one or more Noteholders holding not less than one tenth of the nominal amount of the Notes for the time being outstanding shall, convene a meeting of the Noteholders. Whenever the relevant Issuer is about to convene any such meeting it shall forthwith give notice in writing to the Trustee of the day, time and suggested place thereof and of the nature of the business to be transacted thereat. Every meeting shall be held at such place as the Trustee shall agree.

4.	The relevant Issuer shall give or cause to be given to the Noteholders at least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the day, time and place of the meeting. A copy of the notice shall be given to the Trustee unless the meeting shall be convened by the Trustee and a copy of the notice shall be given to the relevant Issuer unless the meeting shall be convened by the relevant Issuer and to the Guarantor (unless the meeting shall be convened by the Guarantor). Such notice shall specify the general nature of the business to be transacted at the meeting thereby convened and shall be given in the manner provided in these presents but (except in the case of an Extraordinary Resolution) it shall not be necessary to specify in such notice the form of any resolution to be proposed.

5.	A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting the Noteholders present shall choose one of their number to be chairman and failing such choice the relevant Issuer may appoint a chairman.

6.	The Trustee and its legal and financial advisers and any director or duly authorised representative of a corporation being a trustee hereof and any director or other officer and any legal or financial adviser of the relevant Issuer or the Guarantor and any other person authorised in that behalf by the relevant Issuer or the Trustee may attend and speak at any such meeting. No person shall be entitled to attend (except as provided above) or to vote at any meeting of Noteholders or join with others in requesting the convening of such meeting, unless he produces a Bearer Note or a voting certificate or is a proxy or representative or is a registered holder of a Registered Note. No Note for the time being held beneficially by or on behalf of the relevant Issuer shall confer the right to vote.

7.	The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting, the business of which includes any of the modifications specified in the proviso to paragraph 19, the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing in the aggregate not less than two thirds, or at any adjourned such meeting not less than one-third, of the nominal amount of the Notes for the time being outstanding.

8.	If within 20 minutes after the time appointed for any meeting of Noteholders a quorum is not present, the meeting shall, if convened upon the request of Noteholders, be dissolved. In any other case it shall stand adjourned to such day, time and place, being not less than 21 nor more than 42 days thereafter, as may be appointed by the chairman.

9.	The relevant Issuer shall give or cause to be given to the Noteholders at least 14 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) of any adjourned meeting at which an Extraordinary Resolution is to be submitted in the manner provided by these presents and such notice shall state the requisite quorum at the adjourned meeting.

10.	The chairman may with the consent of (and shall if directed by) any quorate meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Subject as provided in paragraph 9, it shall not be necessary to give to the Noteholders notice of an adjourned meeting.

11.	Every question submitted to a meeting of Noteholders shall be decided in the first instance by a show of hands and in the case of an equality of votes the chairman shall (both on a show of hands and on a poll) have a casting vote in addition to the vote or votes (if any) to which he may be entitled as the holder of a Note or voting certificate or as a proxy or representative as aforesaid.

12.	At any meeting of Noteholders, unless (before or on the declaration of the result of a show of hands) a poll is demanded by the chairman, the relevant Issuer, the Guarantor or by one or more persons producing Bearer Notes or voting certificates or being proxies or representatives or the registered holders of Registered Notes and holding or representing not less than one hundredth part of the nominal amount of the Notes then outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of such fact.

13.	If at any such meeting a poll is so demanded, it shall be taken in such manner and either at once or after an adjournment as the chairman shall direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

14.	Any poll demanded at any such meeting on the election of a chairman or any question of adjournment shall be taken at the meeting without adjournment.

15.	At any such meeting (a) on a show of hands every person who is present and produces a Bearer Note or voting certificate or is a proxy or a representative or is the registered holder of a Registered Note shall have one vote and (b) on a poll every such person who is so present shall have one vote in respect of each U.S.$1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of a meeting of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Notes so produced or represented or in respect of which such person is the registered holder. Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy, any person who is entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16.	The proxies named in any block voting instruction or form of proxy and representatives need not be Noteholders.

17.	Each block voting instruction, together (if so required by the Trustee) with proof satisfactory to the Trustee of its due execution and each form of proxy, shall be deposited at the London branch of CBA (or such other place as the Trustee shall approve) not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such block voting instruction and form of proxy and satisfactory proof as aforesaid (if applicable) shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of the proxies named in, any such block voting instruction or form of proxy.

18.	Any vote given in accordance with the terms of a block voting instruction or form of proxy or by a representative shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Noteholders’ instructions pursuant to which it was executed or of the authority of the representative to vote, provided that no intimation in writing of such revocation or amendment shall have been received by CBA at its London branch (or such other place as the Trustee shall approve) or by the chairman of the meeting, in each case not less than 24 hours before the commencement of the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used or at which the representative is to vote.

19.	The Noteholders shall in addition to all other powers but subject as hereinafter mentioned have the following powers exercisable by Extraordinary Resolution only (provided that where the Notes are Subordinated Notes issued by CBA an Extraordinary Resolution to sanction any modification which affects the subordination or stated maturity of the Notes (being a modification of Condition 3(b),

6(b), 6(c), 6(d), 6(i) or 11(b)) shall only become effective if the prior consent of the Australian Prudential Regulation Authority has been obtained to such modification) namely:
(a)	power to sanction any proposals of the relevant Issuer for the modification, variation, abrogation or compromise of, or any arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the relevant Issuer or the Guarantor whether such rights shall arise under these presents or otherwise;

(b)	power to sanction any exchange proposed by the relevant Issuer of the Notes for, or any conversion proposed by the relevant Issuer of the Notes into, shares, stock, bonds, notes, debentures or other securities of the relevant Issuer or any other company formed or to be formed;

(c)	power to assent to any modification of the provisions contained in these presents which shall be proposed by the relevant Issuer, or the Guarantor or the Trustee;

(d)	power to approve any person proposed to be appointed a new trustee under these presents and power to remove any trustee or trustees for the time being hereof;

(e)	power to authorise the Trustee to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

(f)	power to agree to the release or exoneration of any trustee of these presents from any liability in respect of anything done or omitted to be done by such trustee before the giving of such release or exoneration and for which such trustee may have become responsible under these presents;

(g)	power to give any sanction, direction or request which under the provisions of these presents or the Notes is required to be given by Extraordinary Resolution; and

(h)	power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.
Provided that the special quorum provisions contained in paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of sanction or assent to any modification of the provisions contained in these presents by virtue of which:
(i)	there is or will be any reduction or cancellation of the amount payable or, where applicable, modification of the method of calculating the amount payable (except where such modification is in the opinion of the Trustee bound to result in an increase in the amount payable), or modification of the date of payment, or, where applicable, of the method of calculating the date of payment, in respect of any principal or interest in respect of the Notes;

(ii)	the currency in which payments under these presents are to be made shall be varied;

(iii)	the provisions contained in this Schedule concerning the quorum required at any meeting of Noteholders or any adjourned such meeting and concerning the majority required to pass an Extraordinary Resolution shall be modified; or

(iv)	this proviso is amended.

20.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not at such meeting and upon all the Couponholders and each of the Noteholders and the Couponholders shall be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances justified the passing thereof, the intention being that it shall rest with the meeting to determine without appeal whether or not the circumstances justify the passing of such resolution.

21.	The expression “Extraordinary Resolution” means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than three-quarters of the votes cast thereon.

22.	Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the relevant Issuer and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Noteholders, shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.
23.	(a)	If and whenever the relevant Issuer shall have issued and have outstanding more than one Series of Notes the foregoing provisions of this Schedule shall have effect subject to the following modifications:
(i)	a resolution which in the opinion of the Trustee affects one Series only of the Notes shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)	a resolution which in the opinion of the Trustee affects more than one Series of the Notes but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected (each a “non-conflicted Series”) shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the non-conflicted Series so affected;

(iii)	a resolution which in the opinion of the Trustee affects more than one Series of the Notes and gives or may give rise to a conflict of interest between the holders of the Notes of any of the Series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Notes of each Series so affected (provided that if there is, in any case to which this subparagraph (iii) applies, in the opinion of the Trustee, more than one non-conflicted Series, there need only be held a single meeting of the holders of the Notes of all the non-conflicted Series so affected); and

(iv)	to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series in question and to the holders of such Notes respectively.
(b)	If the relevant Issuer shall have issued and have outstanding Notes which are not denominated in dollars, in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 3 above be the equivalent in dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into dollars on the seventh dealing day prior to the day on which the request in writing is received by the Trustee and (ii) for the purposes of paragraphs 7, 12 and 15 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, and where Notes denominated in dollars but of different denominations are to be treated together for the purposes of this Schedule, on any poll each person present shall have one vote for every complete U.S.$1 of Notes (converted as above) which he holds.
24.	Subject to the provisions contained in this Schedule, the Trustee may without the consent of the Noteholders or the Couponholders prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting thereat as it may in its discretion determine.

SIGNATORIES

Executed as a deed by	)
COMMONWEALTH BANK	)
OF AUSTRALIA	)
acting by	)
acting under the authority of that company	)

THE COMMON SEAL of THE LAW	)
DEBENTURE TRUST	)
CORPORATION p.l.c. was affixed to	)
this deed in the presence of:	)

SIGNATORIES

Executed as a deed by	)
COMMONWEALTH BANK	)
OF AUSTRALIA	)
acting by	)
acting under the authority of that company	)
ASB FINANCE LIMITED LONDON BRANCH by its Attorneys:

Name:	Name:
Title:	Title:
In the presence of:

Name:
Occupation:
Address:

ASB BANK LIMITED by its Attorneys:

Name:	Name:
Title:	Title:
In the presence of:

Name:
Occupation:
Address:

THE COMMON SEAL of THE LAW	)
DEBENTURE TRUST	)
CORPORATION p.l.c. was affixed to	)
this deed in the presence of: